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OMB Number: 3235-0059
Expires:   February 28, 2006
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    |_|
Filed by a Party other than the Registrant    |X|

Check the appropriate box:

    |_|    Preliminary Proxy Statement
    |_|    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    |_|    Definitive Proxy Statement
    |_|    Definitive Additional Materials
    |X|   Soliciting Material Pursuant to §240.14a-12

PULITZER INC.
___________________________

(Name of Registrant as Specified In Its Charter)

LEE ENTERPRISES, INCORPORATED
______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    |X|    No fee required.
    |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: _______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies: _______________________________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction: _______________________________________________________________________________________________

(5)	Total fee paid: _______________________________________________________________________________________________

    |_|    Fee paid previously with preliminary materials.
    |_|    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee             was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _______________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.: Preliminary Proxy Statement _______________________________________________________________________________________________

(3)	Filing Party: Lee Enterprises, Incorporated _______________________________________________________________________________________________

(4)	Date Filed: March 28, 2005 _______________________________________________________________________________________________

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

Highlights of your employee benefits in Lee

- Your job and pay will not change as a direct result of the transition to Lee.
- Your date of hire and benefits eligibility remain the same.
- Lee offers a comprehensive benefits package with three choices of health coverage, as well as competitive plans for dental, vision, life insurance, long term disability, flexible spending accounts, and employee stock purchase.
- Employee Stock Purchase Plan will be offered July 1, 2005.
- Overall, we think you will find Lee benefits to be as good as or better than what you currently have.
- Your current benefits will stay the same through December 31, 2005.
- Eligibility for post-retirement medical will remain the same until at least September 30, 2006.
- The percentage of the total premium you will pay for 2006 will be the same as what you're paying this year. Rates will be available at open enrollment in the fall.
- Your current retirement plans are protected.
- Beginning January 1, 2006, Lee will offer employees a 401(k) plan that is comparable with the current 401(k) plan.
- You will not lose any vacation, keeping balances that you have accrued. If you currently have more weeks than provided under Lee's policy, you will stay at your current level. The Lee vacation schedule provides for two weeks under five years of service, three weeks for five to 10 years of service, and four weeks for more than 10 years of service.

What's next:

- Employee Stock Purchase online enrollment information will be available in June.
- We will provide more detailed information before open enrollment this fall.
- At open enrollment, you will make your choices on Lee benefits effective January 1, 2006.
- If you have questions or comments, please see your HR representative. You are also welcome to contact the Lee corporate human resources staff using Lee's Open Door Line: 1-800-331-1520 or by e-mail: opendoor@lee.net.

LEE ENTERPRISES

Highlights of your employee benefits in Lee

- Your job and pay will not change as a direct result of the transition to Lee.
- Your date of hire remains the same.
- Union contracts currently in place will be honored to the extent they exist.
- Your current benefits will continue in accordance with the collective bargaining agreement.
- To the extent any changes are allowed, benefit changes won't occur until January 1, 2006.
- Advance written notice on any possible changes will be provided to the union.
- We're proud to offer a competitive benefits package and are often told by new employees that it is one reason they joined the company.
- Employee Stock Purchase Plan will be offered July 1, 2005.

What's Next:

- Employee Stock Purchase online enrollment information will be available in June.
- We will provide more detailed information before open enrollment this fall.
- At open enrollment, you will make your choices on Lee benefits effective January 1, 2006.
- If you have questions or comments, please see your HR representative. You are also welcome to contact the Lee corporate human resources staff using

  Lee's Open Door Line: 1-800-331-1520 or by e-mail: opendoor@lee.net.

LEE ENTERPRISES